UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

(310) 598-5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2017, Mr. Geoffrey Wolf resigned as a member of the Board of Directors (the “Board”) of Opiant Pharmaceuticals, Inc. (the “Company”), and any committees of the Board, as well as any officer or other positions he held with the Company, effective November 30, 2017. Mr. Wolf resigned as a result of a dispute between Mr. Wolf and the Company regarding the Company’s historical failure to register shares underlying certain options and warrants previously granted to Mr. Wolf, which registration was remedied on November 27, 2017 by the Company filing a registration statement on Form S-8 with the Securities and Exchange Commission. At the time of his resignation, a dispute also had arisen between the Company and Mr. Wolf regarding potential violations of Company policy. Mr. Wolf disputes any allegation that he violated any Company policy.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

17.1	Resignation Letter of Geoffrey Wolf.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: December 1, 2017	By:	/s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer